UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2010

NorthStar Realty Finance Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-32330	11-3707493
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

399 Park Avenue, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07    Submission of Matters to a Vote of Security Holders.

NorthStar Realty Finance Corp. (the “Company”) held its 2010 Annual Meeting of Stockholders on May 21, 2010 (the “Meeting”). Matters voted upon by stockholders at the Meeting were:

1)              a proposal to elect six directors, each to serve until the 2011 annual meeting of stockholders and until his or her successor is duly elected and qualified; and

2)              a proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2010.

At the close of business on April 20, 2010, the record date for the Meeting, there were 75,656,755 shares of common stock outstanding and eligible to vote.  Holders of 73,392,815 shares of common stock, representing a like number of votes, were present at the Meeting, either in person or by proxy.

Proposal 1.    At the Meeting, the following individuals were elected to the Company’s Board of Directors to hold office for a one-year term and until his or her successor is duly elected and qualified, by the following vote:

Director Nominees	For	Withheld	Broker Non-Vote
C. Preston Butcher	35,980,874	1,704,845	35,707,096
Stephen E. Cummings	36,063,986	1,621,733	35,707,096
David T. Hamamoto	36,028,239	1,657,480	35,707,096
Judith A. Hannaway	36,049,453	1,625,556	35,707,096
Wesley D. Minami	36,055,181	1,630,538	35,707,096
Louis J. Paglia	35,347,223	2,338,496	35,707,096

Proposal 2.    At the Meeting, stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2010, by the following vote:

For	Against	Abstained

70,864,651	1,395,838	1,132,326

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Realty Finance Corp. (Registrant)

Date: May 25, 2010	By:	/s/ Albert Tylis
Albert Tylis
Chief Operating Officer & General Counsel